UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 10, 2018
(October 9, 2018)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2018, Public Service Company of New Mexico (“PNM”), a wholly-owned subsidiary of PNM Resources, Inc., entered into a Fourth Amendment to and Restatement of Credit Agreement, amending and restating its $400 million unsecured revolving credit facility (the “Fourth Amendment”), among PNM, the lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent. A copy of the original Credit Agreement, dated as of October 31, 2011, which has a current maturity of date of October 31, 2022 for all but one lender commitment of $40 million which is not extended beyond October 31, 2020, was filed by PNM as an exhibit to its Form 8-K on October 31, 2011. The First Amendment to Credit Agreement was entered into as of January 18, 2012, and filed by PNM as Exhibit 10.2 to its Annual Report on Form 10-K for the year ended December 31, 2011. The Second Amendment to Credit Agreement was entered into as of December 17, 2014, and filed by PNM as Exhibit 10.2 to its Current Report on Form 8-K dated December 17, 2014. The Third Amendment to Credit Agreement was entered into as of November 2, 2016, and filed by PNM as Exhibit 10.2 to its Current Report on Form 8-K dated November 4, 2016.

The Fourth Amendment is effective as of October 9, 2018 and (i) permits the maturity date to be extended from October 31, 2022 to October 31, 2024 through the exercise of two additional one-year extension options, subject to the approval by a majority of lenders, (ii) changes the letter of credit sublimit from $300 million to $120 million, and in connection therewith reduces the letter of credit commitment of Wells Fargo to $30 million and of MUFG Union Bank, N.A. to $30 million, and (iii) contains various other amendments, including changes to certain definitions, events of default, and permitted asset sales provisions, among others. The Fourth Amendment will continue to be used for general corporate purposes (including, but not limited to, working capital and capital expenditures). Upon the expiration of the one lender’s $40 million commitment on October 31, 2020, unless one or more of the remaining lenders or a new lender assumes this commitment, the facility will become a $360 million facility during the remaining term.

The Fourth Amendment includes customary covenants, including requirements to maintain a maximum consolidated debt-to-consolidated capitalization ratio of 0.65 to 1.00. The Fourth Amendment includes customary events of default and has a cross default provision and a change of control provision. If an event of default occurs, the Administrative Agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans under the credit facility, and the obligations of the issuing banks to issue letters of credit, and/or declare the obligations outstanding under the facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

Wells Fargo and the lenders party to the Fourth Amendment perform normal banking (including as lenders under other facilities) and investment banking and advisory services from time to time for PNM and its affiliates, for which they receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: October 10, 2018	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Controller and Treasurer
(Officer duly authorized to sign this report)